UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

Impax Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 240-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective August 23, 2012, the Board of Directors (the “Board”) of Impax Laboratories, Inc. (the “Company”) amended and restated the bylaws of the Company (the “Bylaws” and, as amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws amend the Bylaws in the following principal respects:

(1)	Article II, Section 3 (Meetings of Stockholders—Special Meetings). This section was amended to remove the ability of stockholders to call a special meeting of stockholders of the Company. As amended, this section provides that special meetings of stockholders may only be called by the Chairman of the Board, the Chief Executive Officer or by resolution adopted by a majority of the total number of authorized directors.

(2)	Article III, Section 14 (Board of Directors—Number). This section was amended to modify the maximum number of directors authorized to serve on the Board from ten to seven. As amended, this section provides that the authorized number of directors shall be no less than one nor more than seven.

The foregoing summary of amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Impax Laboratories, Inc., effective August 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2012	IMPAX LABORATORIES, INC.

	By:	/s/ Larry Hsu, Ph.D.
		Name:	Larry Hsu, Ph.D.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Impax Laboratories, Inc., effective August 23, 2012.